UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2014

Date of Report (Date of earliest event reported)

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware 0-2324836-3918470

(State or other jurisdiction of(Commission(I.R.S. Employer

incorporation)File Number)Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices)                                           (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.Submission of Matters to a Vote of Security Holders.

On September 19, 2014, the Company held its 2014 Annual Meeting of Stockholders.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing two Class III Directors to hold office until the 2017 Annual Meeting of Stockholders, and (ii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2015

The following individuals were elected as Class III Directors to hold office until the 2017 Annual Meeting of Stockholders: Gary R. Fairhead and Dilip S. Vyas.  The number of shares cast for, against/withheld, and abstentions and broker non-votes, with respect to the nominees were as follows:

Nominee	For	Against / Withheld	Abstained	Broker Non-Votes
Gary R. Fairhead	1,585,084	596,257	0	1,391,691
Dilip S. Vyas	982,322	1,199,019	0	1,391,691

The following persons are directors of the Company whose current term extends beyond the 2014 Annual Meeting of Stockholders:  Linda K. Frauendorfer, Thomas W. Rieck, Bruce J. Mantia,  Paul J. Plante, and Barry R. Horek.  There was no solicitation in opposition to management’s nominees for directors.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2015.  A total of 3,557,612 shares were cast for such ratification, 7,078 shares were voted against, 8,342 shares were abstained, and there were 0 shares represented by broker non-votes with respect to such ratification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date:  October 2, 2014By:  /s/ Gary R. Fairhead

Name:Gary R. Fairhead

Title:President and Chief Executive Officer